Exhibit 99.1

STANDARD

                                  FLASHRESULTS
                          Spectrum Control, Inc. (SPEC)

                          (Numbers in Thousands, Except
                                 Per Share Data)

                  2nd quarter ended              2nd quarter ended
                      5/31/2006         YTD          5/31/2005         YTD
                  -----------------   --------   -----------------   --------
Sales             $          31,884   $ 57,444   $          25,882   $ 47,024
Net Income        $           1,729   $  2,019   $           1,322   $  1,929
Average Shares               13,341     13,267              13,161     13,158
EPS               $            0.13   $   0.15   $            0.10   $   0.15

FOR IMMEDIATE RELEASE

                 SPECTRUM CONTROL REPORTS SECOND QUARTER PROFIT
                 ----------------------------------------------

                              Net Income Rises 31%,
                       Customer Orders Grow 26%, and Sales
                          Increase 23% from a Year Ago

         Fairview, PA, June 22, 2006 ---- Spectrum Control, Inc. (NASDAQ: SPEC), a leading designer and manufacturer of electronic control products and systems, today reported results for the second quarter ended May 31, 2006.

         For the second quarter of fiscal 2006, the Company reported net income of $1,729,000 or 13 cents per share on sales of $31,884,000, compared to net income of $1,322,000 or 10 cents per share on sales of $25,882,000 for the same period last year. For the first half of fiscal 2006, the Company had net income of $2,019,000 or 15 cents per share on sales of $57,444,000. For the comparable period of 2005, the Company had net income of $1,929,000 or 15 cents per share on sales of $47,024,000.

         Dick Southworth, the Company's President and Chief Executive Officer, commented, "We are greatly encouraged by our strong second quarter performance. Our sales increased by $6.0 million or 23% from the same period last year. Sales of our microwave products grew by $3.3 million, as demand for these components and systems in military/aerospace applications remains particularly strong. Sales in the current quarter also included $2.0 million for sensor and control products, reflecting the successful integration of our recent acquisition of JDK Controls, Inc. Perhaps even more significantly, sales of our signal and power integrity products increased by $1.4 million from a year ago. This increase reflects improved overall market conditions throughout the passive electronic components industry, as well as an increased supply of coaxial ceramic components from third party vendors. Driven by our increased sales volume, our overall profitability improved significantly. Net income rose to $1.7 million, up 31% from the same period last year and up $1.4 million or 496% from our first quarter performance this year. With our new State College, PA, ceramic manufacturing facility beginning to come online, we firmly believe that our Company is strategically positioned to build upon its current momentum and enhance its future profitability."

SECOND QUARTER HIGHLIGHTS

         Increased Customer Orders

         Total customer orders received in the second quarter of fiscal 2006 amounted to $34.2 million, up $7.1 million or 26% from the same period a year ago and up $5.5 million or 19% from the first quarter of this year.

         Improved Operating Margins

         Despite continuing to bear higher material costs for purchased ceramic components, our operating margins significantly improved. During the current quarter, income from operations was $2.8 million, an increase of $2.5 million from the preceding quarter and up 36% from the comparable period of 2005.

         Growing Sales Order Backlog

         At May 31, 2006, our sales order backlog was $51.3 million, an increase of $4.1 million or 9% from the end of last fiscal year. Our book-to-bill ratio in the second quarter of fiscal 2006 was 1.07 to 1.00.

BUSINESS SEGMENT DISCUSSION

         Our operations are currently conducted in four reportable segments: signal and power integrity components; microwave components and systems; power management systems; and sensors and controls.

         Our Signal and Power Integrity Components Business designs and manufactures a broad range of products including low pass electromagnetic interference (EMI) filters, filter plates, filtered connectors, power entry modules, power line filters, and our motor line feed thru (MLFT) filters. Orders for these products were $17.9 million in the current quarter, up 35% from a year ago. Customer demand for our EMI filter products has increased markedly over the last three fiscal quarters, reflecting improved market conditions throughout the passive electronic components industry. Sales of signal and power integrity components were $15.0 million in the second quarter of fiscal 2006, compared to $13.6 million in the same period last year and $11.4 million in the first quarter of this year. Although shortages of certain custom coaxial ceramic components still exist, the overall supply of ceramic components from outside vendors significantly improved during the current quarter. The enhanced availability of these ceramic components, which are an essential element of our EMI filter products, enabled us to attain higher shipment levels for our signal integrity component products. When our new State College ceramic manufacturing facility reaches full production, we expect this business segment's operating margins and overall profitability to measurably improve.

         Our Microwave Components and System Business designs and manufactures microwave filters, waveguides, amplifiers, frequency mixers, oscillators, synthesizers, multiple channel filter banks, and related products and integrated assemblies. Customer orders for microwave components and systems were $11.7 million in the current period, an increase of $1.5 million or 15% from the first quarter of this year. Sales for this segment were $13.4 million in the current quarter, up $3.3 million or 32% from the comparable period of fiscal 2005 and up 28% sequentially. Although our microwave components and systems are used in numerous industries and applications, sales in the military/aerospace sector have been particularly strong.

         Our Power Management Systems Business designs and manufactures breaker and fuse interface panels, custom power outlet strips, and our Smart Start power management systems. Customer orders for these advanced systems amounted to $1.9 million in the current quarter, up 23% from the first quarter of this year. Sales of our power management systems were $1.5 million in the second quarter of fiscal 2006, down slightly from previous levels due to the timing of delivery requirements for certain telecommunication equipment customers.

         Our recently created Sensors and Controls Business currently designs and manufactures rotary and linear precision positioning sensors and related assemblies. In the current quarter, customer orders for these products were $2.7 million and sales were $2.0 million, reflecting the successful integration of our recent acquisition of JDK Controls, Inc.

CURRENT BUSINESS OUTLOOK

         Mr. Southworth continued, "Regarding our new ceramic manufacturing facility in State College, we currently expect to reach full production during the fourth quarter of this fiscal year. When full production at this facility is achieved, we anticipate material costs for our signal integrity/EMI filter products to significantly decrease and our operating margins to improve. During the third quarter, as we phase-in production, we will still purchase significant quantities of ceramic components from third party suppliers. Based on this phase-in of ceramic production and our current assessment of other business factors, we expect our third and fourth quarter revenues to each approximate $32 million, with earnings ranging from 14 to 15 cents per share in the third quarter of fiscal 2006 and 19 to 21 cents per share in the fourth quarter of this year. As our purchase and consumption of third party ceramics are completed later this year, we expect the first quarter of fiscal 2007 to fully benefit from the one hundred percent resumption of our internal ceramic manufacturing capabilities."

FORWARD-LOOKING INFORMATION

         This press release contains statements that are forward-looking statements within the meaning of the Private Securities Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.

         Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

SIMULTANEOUS WEBCAST AND TELECONFERENCE REPLAY

         Spectrum Control, Inc. will host a teleconference to discuss its second quarter results on Thursday, June 22, 2006, at 4:45 p.m., Eastern Time. Internet users will be able to access a simultaneous webcast of the teleconference at www.spectrumcontrol.com or www.vcall.com. A taped replay of the call will be available through June 23, 2006 at 877-660-6853, access account 286, conference 203644 or for 30 days over the Internet at the Company's website.

ABOUT SPECTRUM CONTROL

         Spectrum Control is a leading designer and manufacturer of components and systems used to condition, regulate, transmit, receive, or govern electronic performance. The Company's largest markets are military/aerospace and telecommunications equipment, with applications in secure communications, smart weapons and munitions, missile defense systems, avionic upgrades, wireless base stations, broadband switching equipment, and global positioning systems. Automotive represents an emerging market for the Company's products, with significant applications in DC motors, telematics, and electronic safety controls. Other markets for the Company's products include medical instrumentation, industrial equipment, computers, and storage devices.

         For more information about Spectrum Control and its products, please visit the Company's website at www.spectrumcontrol.com.

         CORPORATE HEADQUARTERS           INVESTOR RELATIONS
         ----------------------           --------------------------------------
         8031 Avonia Road                 John P. Freeman, Senior Vice President
         Fairview, PA  16415              and Chief Financial Officer
         Phone: 814/474/2207              Spectrum Control, Inc.
         Fax:   814/474/2208              Phone:   814/474/4310

                                 -Table Follows-

SPECTRUM CONTROL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollar Amounts in Thousands)

                                                        May 31,      November 30,
                                                         2006            2005
                                                     -------------   -------------
ASSETS

Current assets
   Cash and cash equivalents                         $       1,675   $       8,386
   Accounts receivable, net
     Trade                                                  21,490          16,188
     Insurance recovery                                      4,000           5,000
   Inventories                                              19,266          17,832
   Deferred income taxes                                     1,621           1,621
   Prepaid expenses and other current assets                 2,540             672
                                                     -------------   -------------
        Total current assets                                50,592          49,699

Property, plant and equipment, net                          21,552          15,484

Noncurrent assets
   Goodwill                                                 28,732          28,361
   Other                                                     8,076           4,458
                                                     -------------   -------------
        Total assets                                 $     108,952   $      98,002
                                                     =============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Short-term debt                                   $       5,000   $          --
   Accounts payable                                          6,914           6,760
   Income taxes payable                                        276             266
   Accrued liabilities                                       3,843           2,913
   Current portion of long-term debt                           290             290
                                                     -------------   -------------
        Total current liabilities                           16,323          10,229

Long-term debt                                               1,156           1,426
Other liabilities                                            1,851              --
Deferred income taxes                                        5,677           4,986
Stockholders' equity                                        83,945          81,361
                                                     -------------   -------------
        Total liabilities and stockholders' equity   $     108,952   $      98,002
                                                     =============   =============

SPECTRUM CONTROL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(Amounts in Thousands Except Per Share Data)

                                                          Three Months Ended               Six Months Ended
                                                                May 31,                         May 31,
                                                     -----------------------------   -----------------------------
                                                          2006           2005             2006            2005
                                                     -------------   -------------   -------------   -------------
Net sales                                            $      31,884   $      25,882   $      57,444   $      47,024

Cost of products sold                                       24,074          19,340          44,414          35,559
                                                     -------------   -------------   -------------   -------------
Gross margin                                                 7,810           6,542          13,030          11,465

Selling, general and
  administrative expense                                     4,961           4,442           9,853           8,399
                                                     -------------   -------------   -------------   -------------
Income from operations                                       2,849           2,100           3,177           3,066
Other income (expense)
      Interest expense                                         (98)            (38)           (139)            (76)
      Other income and expense, net                             (2)            111             180             182
                                                     -------------   -------------   -------------   -------------
                                                              (100)             73              41             106
                                                     -------------   -------------   -------------   -------------
Income before provision
   for income taxes                                          2,749           2,173           3,218           3,172

Provision for income taxes                                   1,020             851           1,199           1,243
                                                     -------------   -------------   -------------   -------------
Net income                                           $       1,729   $       1,322   $       2,019   $       1,929
                                                     =============   =============   =============   =============

Earnings per common share:
      Basic                                          $        0.13   $        0.10   $        0.15   $        0.15
                                                     =============   =============   =============   =============
      Diluted                                        $        0.13   $        0.10   $        0.15   $        0.15
                                                     =============   =============   =============   =============

Average number of common
   shares outstanding:
      Basic                                                 13,093          13,059          13,078          13,047
                                                     =============   =============   =============   =============
      Diluted                                               13,341          13,161          13,267          13,158
                                                     =============   =============   =============   =============

SPECTRUM CONTROL, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Unaudited)

                                                          Three Months Ended               Six Months Ended
                                                                May 31,                         May 31,
                                                     -----------------------------   -----------------------------
                                                          2006           2005             2006            2005
                                                     -------------   -------------   -------------   -------------
Selected Financial Data,
  as a Percentage of Net Sales:

        Net sales                                            100.0%          100.0%          100.0%          100.0%
        Cost of products sold                                 75.5            74.7            77.3            75.6
                                                     -------------   -------------   -------------   -------------
        Gross margin                                          24.5            25.3            22.7            24.4
        Selling, general and
          administrative expense                              15.6            17.2            17.2            17.9
                                                     -------------   -------------   -------------   -------------
        Income from operations                                 8.9             8.1             5.5             6.5
        Other income (expense)
            Interest expense                                  (0.3)           (0.1)           (0.2)           (0.2)
            Other income and expense, net                       --             0.4             0.3             0.4
                                                     -------------   -------------   -------------   -------------
        Income before provision for
          income taxes                                         8.6             8.4             5.6             6.7
        Provision for income taxes                             3.2             3.3             2.1             2.6
                                                     -------------   -------------   -------------   -------------
        Net Income                                             5.4%            5.1%            3.5%            4.1%
                                                     =============   =============   =============   =============

Selected Operating Segment Data:
(Dollar Amounts in Thousands)

        Signal and power integrity components:
              Customer orders received               $      17,887   $      13,210   $      32,406   $      24,675
              Net sales                                     14,964          13,589          26,372          25,830

        Microwave components and systems:
              Customer orders received                      11,732          11,782          21,951          19,920
              Net sales                                     13,433          10,159          23,918          17,702

        Power management systems:
              Customer orders received                       1,901           2,131           3,447           4,302
              Net sales                                      1,473           2,134           3,393           3,492

        Sensors and controls:
              Customer orders received                       2,702              --           5,141              --
              Net sales                                      2,014              --           3,761              --